UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9480 South Dixie Highway, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).        Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 24, 2021, International Money Express, Inc. (the “Company”), along with certain of its domestic subsidiaries as Borrowers, and the other guarantors from time to time party thereto, entered into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with KeyBank National Association as administrative agent and L/C issuer, KeyBanc Capital Markets Inc., Regions Capital Markets, BMO Capital Markets Corp., and Silicon Valley Bank, as joint lead arrangers, joint bookrunners and co-syndication agents, Cadence Bank, N.A., First Midwest Bank, Wells Fargo Securities, LLC, and BOFA Securities, Inc., as co-syndication agents, KeyBank National Association, Regions Bank, BMO Harris Bank N.A., Silicon Valley Bank, Cadence Bank N.A., First Midwest Bank, Wells Fargo Bank, N.A., Bank of America, N.A., BOKF, NA dba Bank of Oklahoma and BancAlliance Inc. as lenders and the other lenders from time to time party thereto, which amended and restated in its entirety that certain Credit Agreement, dated November 7, 2018, as amended (the “Original Credit Agreement”), among the parties thereto.

The A&R Credit Agreement provides for a $150 million revolving credit facility, an $87.5 million term loan facility and an uncommitted incremental facility, which may be utilized for additional revolving or term loans, of up to $70 million. The A&R Credit Agreement also provides for the issuance of letters of credit, which would reduce availability under the revolving credit facility. The proceeds of the term loan were used to refinance the $87.5 million principal amount existing term loan under the Original Credit Agreement, and the revolving credit facility is available for working capital, general corporate purposes and to pay fees and expenses in connection with the transaction. The maturity date of the A&R Credit Agreement is June 24, 2026.

At the election of Intermex Wire Transfer, LLC or Intermex Holdings, Inc. (together with Intermex Wire Transfer, LLC, the “Borrowers”), as applicable, interest on the term loan and revolving loans is determined by reference to either LIBOR (subject to replacement) or a “base rate”, in each case plus an applicable margin ranging between 2.50% and 3.00% for LIBOR rate loans and 1.50% to 2.00% for base rate loans based upon the Company’s consolidated leverage ratio, as calculated pursuant to the terms of the A&R Credit Agreement.  Interest is payable (x)(i) generally on the last day of each interest period selected for LIBOR loans, but in any event, not less frequently than every three months, and (ii) on the last business day of each quarter for base rate loans and (y) at final maturity. The principal amount of the term loan must be repaid in equal consecutive quarterly installments totaling 5% in years 1 and 2, 7.5% in year 3 and 10% in years 4 and 5, in each case on the last day of each quarter, commencing in September 2021, with a final payment of any remaining unpaid balance due at maturity. The Borrowers are also required to pay a fee on the unused portion of the revolving credit facility equal to 0.35% per annum.

The term loans under the A&R Credit Agreement may be voluntarily prepaid at any time without premium or penalty.  Revolving loans may be borrowed, repaid and reborrowed from time to time in accordance with the terms and conditions of the A&R Credit Agreement.  The Borrowers are also required to repay the loans upon receipt of net proceeds from certain casualty events, upon the disposition of certain property and upon incurrence of indebtedness not permitted by the A&R Credit Agreement.  In addition, the Borrowers are required to make mandatory prepayments annually from excess cash flow if the Company’s consolidated leverage ratio (as calculated under the A&R Credit Agreement) is greater than or equal to 3.0, and the remainder of any such excess cash flow is contributed to the available amount which may be used for a variety of purposes, including investments and distributions.

The A&R Credit Agreement contains customary covenants that limit the Company’s, the Borrowers’ and their subsidiaries’ ability to, among other things, grant liens, incur additional indebtedness, make acquisitions or investments, dispose of certain assets, make dividends and distributions (other than to the Company and certain of its subsidiaries), change the nature of their businesses, enter into certain transactions with affiliates or amend the terms of material indebtedness, in each case subject to certain thresholds and exceptions.

The A&R Credit Agreement also contains financial covenants which require the Company to maintain a quarterly minimum fixed charge coverage ratio of 1.25:1.00 and a quarterly maximum consolidated leverage ratio of 3.25x. The fixed charge coverage ratio and consolidated leverage ratio are computed in accordance with the A&R Credit Agreement.

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The Borrowers’ obligations under the A&R Credit Agreement are guaranteed by the Company and certain other domestic subsidiaries of the Company, and are secured by liens on substantially all of the assets of such parties, subject to certain exclusions and limitations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1
Amended and Restated Credit Agreement, dated as of June 24, 2021, by and among International Money Express, Inc., as Holdings, International Money Express Sub 2, LLC, as Intermediate Holdings, Intermex Holdings, Inc., as the Term Borrower, Intermex Wire Transfer, LLC, as the Revolver Borrower, the other guarantors from time to time party thereto, the lenders from time to time party thereto and KeyBank National Association, as the Administrative Agent and L/C Issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: June 28, 2021	By:	/s/ Ernesto Luciano
	Name:	Ernesto Luciano
	Title:	General Counsel